UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2025

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	001-13227		01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

Two Elm Street	Camden	Maine	04843
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CAC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Submission of Matters to a Vote of Security Holders.
As reported in Item 5.07 below, the shareholders of Camden National Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2022 Equity and Incentive Plan (the “Plan”) at the Company’s 2025 annual meeting of shareholders, which was held on Tuesday, May 20, 2025 (the “Annual Meeting”). The Amendment had previously been approved by the Company’s Board of Directors, subject to shareholder approval. The Amendment increases the number of shares of the Company’s common stock reserved for issuance under the Plan by 560,000 additional shares and extends the term of the Plan to May 20, 2035.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are hereby incorporated into this report by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Shareholders of the Company was held on May 20, 2025 at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport Maine and in a virtual format. At the Annual Meeting, there were present in person or by proxy 13,941,390 shares of the Company's common stock, representing approximately 83% of the total outstanding eligible votes. The Company’s shareholders voted on four proposals and cast their votes as described below.

1. Election of twelve persons to the Board of Directors, each to serve a one year term and until each such director's successor is elected and qualified:

	For	Against	Abstain	Broker Non-Vote
Craig N. Denekas	11,606,968	323,386	19,825	1,991,211
Simon R. Griffiths	11,663,986	266,228	19,965	1,991,211
Rebecca K. Hatfield	11,717,411	209,320	23,448	1,991,211
Larry K. Haynes	11,646,761	285,239	18,179	1,991,211
S. Catherine Longley	11,716,874	213,489	19,816	1,991,211
Raina L. Maxwell	11,736,127	195,270	18,782	1,991,211
Marie J. McCarthy	11,739,325	192,970	17,884	1,991,211
Robert D. Merrill	11,664,820	264,077	21,282	1,991,211
James H. Page	11,569,173	361,180	19,826	1,991,211
Robin A. Sawyer	11,700,970	227,365	21,844	1,991,211
Carl J. Soderberg	11,565,309	365,045	19,825	1,991,211
Lawrence J. Sterrs	11,509,535	420,817	19,827	1,991,211
The majority of votes cast at the Annual Meeting voted to elect the twelve named persons above to the Board of Directors for a term of one year.

2. Approval of an Amendment to the Company's 2022 Equity and Incentive Plan to increase the number of shares issuable under the plan and to extend the term of the plan to 2035:

For	Against	Abstain	Broker Non-Vote
11,414,170	495,877	40,132	1,991,211
The majority of votes cast at the Annual Meeting voted to approve the amendment to the Company's 2022 Equity and Incentive Plan to increase the number of shares issuable under the plan and to extend the term of the plan to 2035.

3. Non-binding advisory vote on the compensation of the Company's named executive officers ("Say-on-Pay"):

For	Against	Abstain	Broker Non-Vote
11,685,331	208,990	55,858	1,991,211

The majority of votes cast at the Annual Meeting voted to approve the compensation of the Company's named executive officers.

4. Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain
13,735,341	193,492	12,557
The majority of votes cast at the Annual Meeting voted to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
10.1
Camden National Corporation 2022 Equity and Incentive Plan (filed as Annex A to Camden National Corporation’s Definitive Proxy Statement on Schedule 14-A, filed on April 4, 2025 and incorporated herein by reference).

10.2
Amendment to the Camden National Corporation 2022 Equity and Incentive Plan (filed as Annex A to Camden National Corporation’s Definitive Proxy Statement on Schedule 14-A, filed on April 4, 2025, and incorporated herein by reference).

101	Cover Page Interactive Data - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - Included in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ MICHAEL R. ARCHER
Michael R. Archer Chief Financial Officer and Principal Financial & Accounting Officer